As filed with the Securities and Exchange Commission on January 2, 1996
                                                   Registration No. 33-
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                            --------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            --------------------
                          FORT HOWARD CORPORATION

           (Exact name of registrant as specified in its charter)

        Delaware                               2676                            39-1090992
(State or other jurisdiction of    (Primary Standard Industrial            (I.R.S. Employer
incorporation or organization)      Classification Code Number)           Identification No.)
                                   --------------------
                           1919 South Broadway
                        Green Bay, Wisconsin 54304
                             (414) 435-8821
             (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            --------------------
                          FORT HOWARD CORPORATION
                      PROFIT SHARING RETIREMENT PLAN
                         (Full title of the Plans)
                            --------------------
                             JAMES W. NELLEN II
                        Vice President and Secretary
                           Fort Howard Corporation
                             1919 South Broadway
                          Green Bay, Wisconsin 54304
                                (414) 435-8821
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                            --------------------
                      CALCULATION OF REGISTRATION FEE

==============================================================================
                                                Proposed Maximum   Proposed Maximum   Amount of
  Title of Each Class of     Number of Shares   Offering Price Per    Aggregate      Registration
Securities to be Registered  to be Registered(1)     Share(2)      Offering Price(2)      Fee
-------------------------------------------------------------------------------------------------
Common Stock par value $.01
  per Share..................      350,000           $22.50           $7,875,000       $2,715.52
Plan Interests...............        (3)               (3)                (3)             (3)
=================================================================================================
(1)  Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the
     "Securities Act"), this Registration Statement covers, in addition to the number of shares of Common Stock stated above, such additional shares of Common Stock to be offered or issued to prevent dilution as a result of future stock dividends or stock splits.
(2)  Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share is based on $22.50 estimated solely for the purpose of calculating the amount of registration fee, and is based on the average of the high and low prices of the Common Stock as reported by Nasdaq on December 27, 1995, a date within five business days prior to the date of filing of this Registration Statement.
(3)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this
     Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.  These securities have no offering price and therefore, pursuant to Rule 457(h)(2) no separate registration fee is required.

                                          PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

-----------------------
     *The information required by Part I to be contained in the Section 10(a)
      Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

3. The description of the Company's Common Stock in the Company's Registration Statement on Form 8-A, filed with the Commission on March 8, 1995, including any amendment or report filed for the purpose of updating such description.

4. Fort Howard Corporation Profit Sharing Retirement Plan Annual Report on Form 11-K for the fiscal year ended December 31, 1994.

     All documents and other reports subsequently filed by the Company or the Fort Howard Corporation Profit Sharing Retirement Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


                                     - 2 -
ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Corporation only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Certificate of Incorporation and By-laws of the Company provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

     In addition, the Company maintains directors' and officers' liability insurance.

     The Company has entered into indemnification agreements ("Agreement") with certain of its directors and officers (the "Indemnitee"). Each Agreement provides that the Company will hold harmless and indemnify the Indemnitee against all liabilities and will advance all expenses (as defined) incurred by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company or for its benefit as a director, officer, employee or agent of another enterprise, but only if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     The right of indemnification and to receive advancement of expenses pursuant to each Agreement is not exclusive of any other rights to which the Indemnitee may at any time be entitled to under applicable law, the Company's Certificate of Incorporation or By-Laws, any agreement, a vote of shareholders, a resolution of the Company's Board of Directors or otherwise. Each Agreement further provides that, to the extent that the Company maintains a policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available. The Company is not liable to pay any amounts otherwise indemnifiable under an Agreement to the extent that the Indemnitee has actually received payment under any insurance policy, contract, agreement or otherwise; and, except as provided in the Agreement, an Indemnitee is not entitled to indemnification or advancement of expenses with respect to any proceeding or claim brought or made by such Indemnitee against the Company.




                                     - 3 -

     Each Agreement terminates upon the later to occur of: (i) ten years after the date that the Indemnitee ceases to serve as a director, officer, employee, agent or fiduciary of the Company or of any other enterprise which the Indemnitee served at the request or for the benefit of the Company and (ii) the final termination of all pending proceedings in which the Indemnitee is granted rights of indemnification under such Agreement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit No.   Description

           4.1 Profit Sharing Retirement Plan, (As Amended and Restated as of January 1, 1985) conformed through the Ninth Amendment.

           4.2         Plan Amendment No. 10 dated September 21, 1995.

           4.3         Plan Amendment No. 11 dated December 22, 1995.

           4.4 Fort Howard Profit Sharing Retirement Master Trust effective January 1, 1996.

           4.5         Summary Plan Description.

           23          Consent of Arthur Andersen LLP.

           24 Powers of Attorney (included as part of signature page.

                       The undersigned Registrant has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and will make all changes required by the IRS in order to maintain qualification of the Plan.

         ------------


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental

                                     - 4 -
                    change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and
                    (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling

                                     - 5 -
          person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin on the 29th day of December, 1995.

                                       FORT HOWARD CORPORATION

                                       By /s/Donald H. DeMeuse
                                          ---------------------
                                          Donald H. DeMeuse
                                          Chairman of the Board and
                                          Chief Executive Officer


                              POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints
James W. Nellen II and Kathleen J. Hempel, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                   Title                            Date
       ---------                   -----                            ----

/s/Donald H. DeMeuse       Director, Chairman of the Board  December 29, 1995
----------------------     of Directors and Chief Executive
Donald H. DeMeuse          Officer (principal executive officer)

/s/Kathleen J. Hempel      Director, Vice Chairman          December 29, 1995
----------------------     and Chief Financial Officer
Kathleen J. Hempel         (principal financial officer)

/s/Michael T. Riordan      Director, President and Chief    December 29, 1995
----------------------     Operating Officer
Michael T. Riordan

/s/Donald Patrick Brennan  Director                         December 29, 1995
----------------------
Donald Patrick Brennan

/s/Frank V. Sica           Director                        December 7, 1995
----------------------
Frank V. Sica

/s/Robert H. Niehaus       Director                        December 29, 1995
----------------------
Robert H. Niehaus

/s/David I. Margolis       Director                        December 29, 1995
----------------------
David I. Margolis

/s/Dudley J. Godfrey, Jr.  Director                        December 29, 1995
----------------------
Dudley J. Godfrey, Jr.

/s/James L. Burke          Director                        December 6, 1995
----------------------
James L. Burke

/s/Charles L. Szews        Vice President and Controller   December 29, 1995
----------------------     (principal accounting officer)
Charles L. Szews

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on the 29th day of December, 1995.

                                  FORT HOWARD CORPORATION PROFIT
                                  SHARING RETIREMENT PLAN


                                  Investment Advisory Board

                                  /s/ James W. Nellen II
                                  ------------------------------
                                  By: James W. Nellen II
                                      Member

                               INDEX TO EXHIBITS

         Exhibit No.   Description

           4.1 Profit Sharing Retirement Plan, (As Amended and Restated as of January 1, 1985) conformed through the Ninth Amendment.

           4.2         Plan Amendment No. 10 dated September 21, 1995.

           4.3         Plan Amendment No. 11 dated December 22, 1995.

           4.4 Fort Howard Profit Sharing Retirement Master Trust effective January 1, 1996.

           4.5         Summary Plan Description.

           23          Consent of Arthur Andersen LLP.

           24 Powers of Attorney (included as part of signature page.

                       The undersigned Registrant has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and will make all changes required by the IRS in order to maintain qualification of the Plan.

         ------------